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                                                              Exhibit (a)(1)(G)
What Number to Give the Paying Agent

   The Holder is required to give the Paying Agent his or her TIN (e.g., Social Security number or Employer Identification Number). If the Securities are held in more than one name or are held not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

PAYER'S NAME: American Stock Transfer & Trust Company

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
SUBSTITUTE                   Part 1--PLEASE PROVIDE YOUR TIN IN                   ------------------
Form W-9                     THE BOX AT RIGHT AND CERTIFY BY                       Social Security
                             SIGNING AND DATING BELOW.                                    OR
Department of the                                                                 ------------------
Treasury                                                                          Employer Identification Number
Internal Revenue Service     ------------------------------------------------------------------------------------------
                             Part 2--Certification--Under penalties of perjury, I certify that:
Payer's Request for Taxpayer (1) The number shown on this form is my correct Taxpayer Identification Number
Identification Number (TIN)  (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a
                             U.S. person (including a U.S. resident alien).
                             ------------------------------------------------------------------------------------------
                             Certificate Instructions--You must cross out item (2) in Part 2       Part 3
                             above if you have been notified by the IRS that you are subject to Awaiting TIN  [_]
                             backup withholding because of underreporting interest or
                             dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                             Signature: __________________________________ Date: _________________
                             Name (Please Print): ______________
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NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
       WITHHOLDING OF 30% OF ANY GROSS PAYMENTS MADE TO YOU PURSUANT TO THE
       OPTION. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF
       TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL
       DETAILS.

          YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                   THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or
 (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all reportable payments made to me thereafter will be withheld until I provide such a number.

 Signature: ________________________________________ Date: ______________ , 2003

 Name (Please Print): __________________________________________________________


 IMPORTANT: The Purchase Notice (together with the Securities or confirmation of book-entry transfer of the Securities and all other required documents) must be received by the Paying Agent at the address set forth on the first page of the Purchase Notice prior to 5:00 p.m., New York City time, on May 12, 2003.